Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. Section 1350, as adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, John P. Wilmers, Chief Executive Officer of Ballantyne of Omaha, Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (the “Report”).

The undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge that:

1.                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 11th day of August 2008.

/s/ JOHN P. WILMERS
John P. Wilmers
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Ballantyne of Omaha, Inc. and will be retained by Ballantyne of Omaha, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.